UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to § 240.14a-12

ZELTIQ AESTHETICS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box)

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	1.	Title of each class of securities to which transaction applies:
	2.	Aggregate number of securities to which transaction applies:
	3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
	4.	Proposed maximum aggregate value of transaction:
	5.	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	6.	Amount Previously Paid:
	7.	Form, Schedule or Registration Statement No.:
	8.	Filing Party:
	9.	Date Filed:

On March 10, 2017, Mark Foley, President and Chief Executive Officer of ZELTIQ Aesthetics, Inc., sent an email to ZELTIQ employees as follows:

Dear ZELTIQ Family,

Thank you to all of you for your ongoing focus and commitment during what I know is a period of uncertainty. I was very pleased that Allergan’s leadership team was able to address the entire company, in person, at our Town Hall meeting as it further reinforced their commitment to our business and the strategic value that they are placing on this acquisition. Also, thank you very much for the warmth and hospitality that you extended to the Allergan team. It is clear from their message to the investment community, to our employees and through our ongoing interactions with them that they view the acquisition as additive to their growth where they are looking to preserve most of the operating model and our ability to successfully execute by creating a new business unit – body contouring – within their aesthetics division.

Pending closing of the acquisition, it is important that we maintain the momentum in our business. Allergan is committed to ZELTIQ’s long-term success and has made a significant commitment to our employees and employee retention. I feel very good about their approach regarding all of you and believe that we will have a smooth transition despite what I am sure will be some unexpected bumps along the way. By becoming part of Allergan, we have a unique opportunity to extend our leadership position in non-invasive, body contouring and will be able to leverage the resources and brand credibility of a much larger organization.

As I mentioned during our Town Hall meeting, I wanted to recap some of the key compensation items so that you have visibility to how things will be handled:

Corporate Incentive Bonus

-	2016 Corporate Incentive Bonus: The 2016 Corporate Incentive bonuses will be paid to all employees in the first pay period in March according to your local payroll schedules;

-	2017 Corporate Incentive Bonus: The 2017 Corporate Incentive bonus, based on company performance, will be prorated depending on the timing of the Close of the Acquisition. Post close, eligible ZELTIQ employees will participate in the Allergan incentive plan for the remainder of the performance period in 2017.

Equity

-	All unvested ZELTIQ stock options and RSUs will be assumed and converted to comparable Allergan equity and will remain on the same vesting schedule;

-	ZELTIQ employees whose jobs are eliminated within 24 months of the Close of the Acquisition will have all unvested equity (granted prior to February 13, 2017) accelerated upon termination, which is a very valuable benefit;

-	Our normal annual “refresh” stock grant process will continue for 2017 and equity grants will be made in March. In the event an employee’s job is eliminated within 12 months of this grant, the first 25% of the grant will be accelerated and vested upon termination. If an employee’s job is eliminated between 12 and 24 months of the Close, then the second tranche of 25% will be accelerated;

Severance

-	All employees whose jobs are eliminated as a result of the merger will be eligible to receive severance benefits applicable to approved plans or statutory requirements.

Sales Force

-	The 2016 Presidents Club trip will proceed as planned.

-	All 2017 Compensation Plans will remain in place for 2017.

-	The qualifying terms and conditions for the 2017 President’s Club will remain in place along with the location announced at the recent Global Sales Meeting.

Consistent with Allergan’s desire to retain our employees and ensure our continued growth, severance payments and equity acceleration will only be provided to those employees whose positions are eliminated. If you choose to voluntarily resign, you will not be eligible to receive severance benefits. Their intention is to retain most of the organization with a particular focus on our Commercial Organization, Manufacturing, R&D, Quality, Regulatory and Clinical. While other departments are also highly valued, there is likely going to be some centralization of our back office functions after the acquisition is consummated. We know that clarity in these situations is always helpful so we will aim to continue to provide you with updates as we work through the details.

In sum, I feel very good about the pending acquisition and the opportunity to become part of Allergan as their third pillar in aesthetics. More importantly, I feel very good about how they are treating all of you and believe that they are being both generous and fair.

This week, we had our kick-off integration planning meeting where we spent time with our Allergan counterparts to better understand each other’s respective business and how we both operate. During the meeting, we established functional working groups that are tasked with identifying key integration items, a process for moving forward and a timeline to make sure that we will have a successful integration following the close. I thought it was a very productive and collaborative meeting and it continued to reinforce the fact that this is going to be a strong partnership.

We continue to receive questions from the group and plan to circulate a list of FAQ’s and responses once we get through this initial learning phase.

Thank you again for your patience and for your ongoing commitment to ensure that CoolSculpting maintains and grows its leadership position.

Best,

Mark

Additional Information and Where to Find It.

In connection with the proposed transaction, ZELTIQ Aesthetics, Inc. will be filing documents with the SEC, including preliminary and definitive proxy statements relating to the proposed transaction. The definitive proxy statement will be mailed to ZELTIQ Aesthetics stockholders in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PRELIMINARY AND DEFINITIVE PROXY STATEMENTS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain free copies of these documents (when they are available) and other related documents filed with the SEC at the SEC’s web site at www.sec.gov, on ZELTIQ Aesthetics’ website at www.zeltiq.com and by contacting ZELTIQ Aesthetics Investor Relations at (925) 474-2422.

ZELTIQ Aesthetics, Allergan plc and their respective directors and executive officers may be deemed participants in the solicitation of proxies from the stockholders of ZELTIQ Aesthetics in connection with the proposed transaction. Information regarding the special interests of ZELTIQ Aesthetics’ directors and executive officers in the proposed transaction will be included in the proxy statement described above. These documents are available free of charge at the SEC’s web site at www.sec.gov and from ZELTIQ Aesthetics Investor Relations as described above. Information about Allergan’s directors and executive officers can be found in Allergan’s definitive proxy statement filed with the SEC on March 25, 2016. You can obtain a free copy of this document at the SEC’s website at www.sec.gov or by accessing Allergan’s website at www.allergan.com and clicking on the “Investor Relations” link and then clicking on the “SEC Filings” link.

Forward-Looking Statements

Statements above regarding the anticipated benefits of the transaction between Allergan and ZELTIQ Aesthetics, constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward looking statements, including: the transaction is subject to closing conditions that if not met or waived would cause the transaction not to close; the ability of Allergan to successfully integrate ZELTIQ Aesthetics’ operations, product offerings and employees; the ability to realize anticipated synergies and cost savings; the failure to retain customers and/or key employees; and the other factors described in Allergan’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, and other filings with the U.S. Securities and Exchange Commission. ZELTIQ Aesthetics and Allergan disclaim any intention or obligation to update any forward looking statements as a result of developments occurring after the date of this letter.